     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 8, 2002
                                                      Registration No. 333-91093
================================================================================

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                           _________________________

                         POST EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                           __________________________

                   RELIANT ENERGY TRANSITION BOND COMPANY LLC
             (Exact name of registrant as specified in its charter)

            DELAWARE                                     76-0624152
  (State or other jurisdiction                         (I.R.S. Employer
of incorporation or organization)                     Identification No.)

              1111 LOUISIANA                         HUGH RICE KELLY
                 SUITE 4400                           1111 LOUISIANA
           HOUSTON, TEXAS  77002                   HOUSTON, TEXAS  77002
              (713) 207-5782                           (713) 207-3000
     (Address, including zip code, and      (Name, address, including zip code,
   telephone number, including area code,   and telephone number, including area
         of registrant's principal               code, of agent for service)
            executive offices)

                                  Copies to:
                       ________________________________

                                MARGO S. SCHOLIN
                               BAKER BOTTS L.L.P.
                                 910 LOUISIANA
                                ONE SHELL PLAZA
                           HOUSTON, TEXAS  77002-4995
                                 (713) 229-1234
                        ________________________________

  Approximate date of commencement of proposed sale to public: From time to time after the effective date of this registration statement as determined by market conditions.

  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]____________

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]____________

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

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                      DEREGISTRATION OF UNSOLD SECURITIES

          In its Registration Statement No. 333-91093 on Form S-3 (the "Registration Statement"), Reliant Energy Transition Bond Company LLC, a Delaware limited liability company ("Company"), registered $750,700,000 principal amount of Transition Bonds issuable in series ("Transition Bonds"), of which $748,897,000 aggregate principal amount of registered Transition Bonds was issued on October 24, 2001.

          The Company hereby deregisters all securities registered under the Registration Statement that remain unsold as of the date hereof.
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                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on March 8, 2002.

                                 RELIANT ENERGY TRANSITION BOND
                                 COMPANY LLC

                                 By: /s/ Marc Kilbride
                                     ---------------------------------------
                                     Marc Kilbride
                                     Manager

Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to the registration statement has been signed by the following persons on March 8, 2002 in the capacities indicated.


                SIGNATURE                     TITLE
                ---------                     -----

     /s/ Marc Kilbride                Manager (Principal Executive Officer)
-----------------------------------
        (Marc Kilbride)

     /s/ Gary L. Whitlock             Manager
-----------------------------------
        (Gary L. Whitlock)

     /s/ James S. Brian               Manager
-----------------------------------
        (James S. Brian)